                       SECURITIES AND EXCHANGE COMMISSION

                                Washington, D. C.



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: November 15, 1995





                          MORRISON KNUDSEN CORPORATION


                          Commission File Number 1-8889




                             A Delaware corporation

                   IRS Employer Identification No. 82-0393735




                   MORRISON KNUDSEN PLAZA, PLAZA, IDAHO 83729

                                  208/386-5000

                          MORRISON KNUDSEN CORPORATION
                          COMMISSION FILE NUMBER 1-8889


ITEM 5.  OTHER MATERIAL IMPORTANT EVENTS.

On November 15, 1995, the Company announced that preliminary results for the quarter ended September 30, 1995 are expected to result in a loss from continuing operations of $37 million and a loss from discontinued operations of approximately $68 million for a total net loss of approximately $105 million. The Company expects to announce its final results for the three and nine month periods ended September 30, 1995 next week. See the press release which is filed as Exhibit 99.1 hereto and which is incorporated herein by this reference.


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   MORRISON KNUDSEN CORPORATION


November 16, 1995                  By:  /s/ Stephen G. Hanks
                                        ---------------------------
                                      Stephen G. Hanks
                                      Executive Vice President and
                                      Chief Legal Officer